UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2013

First Level Entertainment Group Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-170016 (Commission File Number)	90-0599877 (IRS Employer Identification No.)

7076 Spyglass Avenue
Parkland Florida 33076

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 954-599-3672

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)           Engagement of New Independent Registered Public Accounting Firm.

On October 17, 2013, the Board of Directors approved the appointment of Sadler Gibb & Associates LLC as the independent registered public accounting firm of the Company.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding Sadler Gibb & Associates LLC engagement, neither the Company nor anyone on behalf of the Company consulted with Sadler Gibb & Associates LLC regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and Sadler Gibb & Associates LLC did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304(a)(1) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014	First Level Entertainment Group, Inc.

	By:	/s/ Steve Adelstein
Name: Steve Adelstein
Title: President, Chief Executive Officer